Exhibit 99.1

N E W S   R E L E A S E

For Immediate Release

Contact:	HemaCare Corporation
Robert S. Chilton, Executive Vice President and Chief Financial Officer
877-310-0717
www.hemacare.com

RELEASE DATE:  November 14, 2006

HEMACARE REPORTS 18% INCREASE IN REVENUE AND 52% INCREASE IN NET INCOME IN THIRD QUARTER 2006

LOS ANGELES - - - HemaCare Corporation (OTC Bulletin Board: HEMA.OB) today announced third quarter 2006 results of operations that resulted in an 18% increase in revenue from the same period of 2005, and a 52% increase in net income to $448,000, or $0.05 per share basic and diluted, marking the Company’s twelfth consecutive profitable quarter.  The Company generated $9.2 million in revenue during the quarter, up from $7.8 million reported for the third quarter of 2005, representing the highest level of quarterly revenue in the Company’s history.

The increase in revenue was driven by a 20% increase in revenue growth in the Company’s blood products business segment to $7.2 million, compared to $6.0 million reported for the same quarter of 2005.   The reported results include 32 days of operations of the Company’s new wholly owned subsidiary, Teragenix Corporation, recently renamed HemaCare BioScience, Inc. (“HemaBio”), from the acquisition date, August 29, 2006, to the end of the quarter.  Revenue from the Company’s blood services business segment increased $224,000, or 13%, during the quarter compared to the third quarter of 2005, driven by a 17% increase in the number of therapeutic apheresis procedures performed, primarily in the Company’s Mid-Atlantic market.

The Company reported gross profit of $1,731,000 in the third quarter of 2006 compared to $1,446,000 for the same period in 2005, a $285,000, or 19.7%, increase.  Gross profit from the Company’s blood services business segment increased $225,000, or 56%, due to efficiencies derived from the increase in procedure volume.

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21101 Oxnard Street, Woodland Hills, CA  91367     •      Phone 818.226.1968     •      Fax 818.251.5300

The gross profit percentage for the Company’s blood services segment improved to 31% during the quarter compared to 23% for the same quarter in 2005.  Gross profit from the Company’s blood products business segment increased $60,000, or 6%, mostly as a result of the increase in revenue.  The gross profit percentage for the Company’s blood products segment during the third quarter of 2006 declined to 15.4%, compared to 17.4% for the same quarter of 2005.

General and administrative expenses increased $127,000, or 11%, to $1.3 million in the third quarter of 2006, representing 14% of total revenue, down from 15% for the third quarter of 2005.  The increase in these expenses is attributable to an increase in expenses related to non-cash share-based compensation, other compensation and benefit costs, bad debt, insurance and interest.

For the first nine months of 2006, the Company reported $25.8 million in revenue, a $3.4 million, or 15%, increase from $22.4 million generated during the same period in 2005.  Blood products revenue increased $2.9 million, or 16%, primarily due to sales growth in the Company’s California market, and the addition of HemaBio’s operations during the third quarter.  Blood services revenue increased $554,000, or 11%, during the period, due to a 10% increase in procedure volume.

Net income for the first nine months of 2006 decreased $118,000 to $893,000, or 12%, compared to $1,011,000 generated in the same period of 2005.  The decrease is primarily the result of the recognition of $404,000 in non-cash share-based compensation expense in the first nine months of 2006.  The Company did not recognize a similar expense in the first nine months of 2005, in accordance with the transition method permitted in SFAS 123R.

“The third quarter of 2006 represented a significant chapter in the history of HemaCare,” said Judi Irving, President & CEO of HemaCare Corporation.  “We are executing our strategic plan to expand our products and services to research related customers.  We completed the acquisition of Teragenix Corporation, renamed HemaCare BioScience, Inc., a provider of human biological samples, quality control products and clinical trial management services.  The integration process is proceeding smoothly, and we are very pleased with the initial contributions our new subsidiary has made to our financial performance during the quarter.  It has now been a full three years since we completed the realignment of HemaCare.  I want to recognize our dedicated, hard working and talented employees who are primarily responsible for the Company’s recent success.” Ms. Irving concluded, “Their efforts resulted in the improvement in profitability over the past three years that provided the resources to acquire Teragenix, and to invest in our infrastructure to support our growth.”

HemaCare will be holding an interactive investor conference call on Wednesday, November 15, 2006 at 1:00 PM (Eastern Time).  Judi Irving, President and CEO, and Robert Chilton, Executive Vice President and CFO, will review the third quarter 2006 financial results. To participate in the call, please call 800-309-8563 and ask to join HemaCare’s third quarter 2006 earnings conference call.  A recording will be available two hours following the call through midnight, November 22, 2006 that can be replayed by calling 800-642-1687, ID

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number 1274099.  A webcast of the conference call will also be available via the Company’s website (www.hemacare.com) after November 22, 2006.

ABOUT HEMACARE CORPORATION

Founded in 1978, HemaCare is a provider of blood products and services to the healthcare industry in the U. S.  HemaCare is licensed by the FDA and accredited by the AABB.  The Company focuses on providing cost effective, high quality solutions to organizations with a need for blood-related products and services.

This press release contains “forward-looking statements” under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended).  Statements herein that are not historical facts are forward-looking statements pursuant to the safe harbor provisions referenced above. You may also identify forward-looking statements by use of the words “anticipates,” “expects,” “intends,” “plans” and similar expressions.  Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified.  Such risks and uncertainties include, without limitation, the Company’s ability to continue or maintain the improvement in the revenues and margins of its blood products or blood services segment; its ability to continue to control general and administrative expenses as a percent of sales; the need to successfully complete its operating plan to improve profits; the potential loss of the Company’s lines of credit; the potential inability of the Company to meet future capital needs; changing demand for blood products could affect profitability; market prices might not rise as costs increase; competition may cause a loss of customers and an increase in costs; operations depend on obtaining the services of qualified medical professionals and competition for their services is strong; declining blood donations; the Company’s dependence on reimbursement rates of third party payors; targeted partner blood drives involve higher collection costs; reliance on relatively few vendors for significant supplies and services could affect the Company’s ability to operate; limited access to insurance; the competitive advantage enjoyed by not-for-profit companies; potential changes in the healthcare industry; future technology for blood collection and blood replacement; the impact of heavy regulation in the Company’s industry; potential liability for undetected blood pathogens and other product safety and liability concerns; environmental risks associated with biohazardous substances; the threat of business interruption due to terrorism and the security measures taken in response to terrorism; the provisions of the Company’s charter documents that might delay or prevent an acquisition or sale of the Company; lack of liquidity and market risk associated with OTC Bulletin Board stocks; strategy to acquire companies may result in unsuitable acquisitions or failure to successfully integrate acquired companies, which could lead to reduced profitability; volatility in stock price; potential dilution that could result from future sales of the Company’s common stock; and the other risks and uncertainties discussed from time to time in the documents HemaCare files with the Securities and Exchange Commission. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlined in the forward-looking statements contained herein.  The Company undertakes no obligation to update any of these forward-looking statements to reflect actual results or events or circumstances after the date hereof.

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(Financial Table Follows)

HemaCare Corporation

Condensed Consolidated Data

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Statements of Income

Revenues	$9,177,000	$7,768,000	$25,797,000	$22,372,000

Gross profit	1,731,000	1,446,000	4,869,000	4,677,000

General and administrative expenses(1)	1,276,000	1,149,000	3,943,000	3,659,000

Income before income taxes	455,000	297,000	926,000	1,018,000

Provision for income taxes	7,000	2,000	33,000	7,000

Net income	$448,000	$295,000	$893,000	$1,011,000

Basic earnings per share	$0.05	$0.04	$0.11	$0.12

Diluted earnings per share	$0.05	$0.03	$0.10	$0.11

Weighted average shares outstanding – basic	8,298,000	8,167,000	8,162,000	8,116,000

Weighted average shares outstanding - diluted	9,104,000	8,909,000	8,981,000	8,841,000

(1)          Includes impact of Company’s adoption of SFAS 123R in the three month and nine month period ended September 30, 2006 of $39,000 and $381,000, respectively, in non-cash share-based compensation expense.

	September 30, 2006	December 31, 2005
Balance Sheets

Assets
Cash and cash equivalents	$1,088,000	$2,612,000
Other current assets	6,968,000	5,097,000
Non-current assets	6,525,000	2,837,000
Total assets	$14,581,000	$10,546,000

Liabilities and Shareholders’ Equity
Current liabilities	$5,217,000	$3,551,000
Long-term liabilities	525,000	7,000
Shareholders’ equity	8,839,000	6,988,000
Total liabilities and shareholders’ equity	$14,581,000	$10,546,000

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